Exhibit 10.12

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: May 24, 2022

$277,777.78 Principal and Face Value

$250,000.00 Purchase Price and Subscription Amount

$27,777.78 Original Issue Discount

ORIGINAL ISSUE DISCOUNT
PROMISSORY NOTE

THIS ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE is duly authorized and validly issued at a 10% original issue discount by 60° Pharmaceuticals, LLC, a limited liability company (the “Company”) (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Cavalry Investment Fund, LP, or its permitted assigns (the “Holder”), the principal sum of $277,777.78 on the earlier of May 24, 2023, the date of the Company’s IPO, or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following words and phrases shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(f).

“Black Scholes Value” means the value of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of this Note or the Warrants issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Default Interest Rate” shall have the meaning set forth in Section 2(a).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b)(5).

“DWAC” means the Deposit or Withdrawal at Custodian system at The Depository Trust Company.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

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“IPO” shall have the meaning set forth in Section 4(b).

“Liens” shall have the meaning set forth in the Purchase Agreement.

“Note Register” shall have the meaning set forth in Section 3(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Mandatory Default Amount” shall have the meaning set forth in Section 7(b).

“Option Value” means the value of a Common Stock Equivalent based on the Black Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Common Stock Equivalent, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Common Stock Equivalent as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Common Stock Equivalent and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by this Note, (b) senior secured non-convertible loans from traditional commercials banks with interest per annum not to exceed 12%, (c) capital lease obligations and purchase money indebtedness incurred in connection with the acquisition of machinery and equipment as long as such capital leases and indebtedness are approved in advance by the Holder and (d) the Indebtedness set forth on Schedule 3.27 to the Purchase Agreement).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) through (d) thereunder, and Liens set forth on Schedule 3.1(aa) to the Purchase Agreement.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 24, 2022, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e)(2).

“Transaction Documents” means the Note, the Purchase Agreement and the Warrant.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Payments of Principal and Interest.

All principal, accrued interest and other amounts due shall be paid in U.S. Dollars by wire transfer of immediately available funds. The Company may repay the Holder before the Maturity Date without penalty.

Interest shall accrue to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 10% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 15% per annum, or (ii)  the maximum amount permitted by law (the lesser of clause (i) or (ii), the “Default Interest Rate”). Once an Event of Default is cured, the interest rate shall return to 10%.

Section 3. Registration of Transfers and Exchanges.

(a)    Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fees will be payable for such registration of transfer or exchange.

(b)    Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)    Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Conversion.

This Note does not have a conversion feature.

Section 5. Certain Adjustments.

(a)   Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)  Subsequent Equity Sales. (1) At any time, for so long as the Note or any amounts accrued and payable thereunder remain outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect (such lower price, the “Base Conversion Price” and each such issuance or announcement a “Dilutive Issuance”), then the Conversion Price shall be immediately reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(2)  If any Common Stock Equivalent is amended or adjusted, and such price as so amended shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price shall be adjusted upon each such issuance or amendment as provided in this Section 5(b). In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents will be deemed to have been issued for the Option Value of such Common Stock Equivalents and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the average VWAP of such public traded securities for the ten days prior to the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

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(3)   If the holder of Common Stock or Common Stock Equivalents outstanding on the Original Issue Date or issued after the Original Issuance Date shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date and such issuance shall be deemed to be a Dilutive Issuance.

(4)  If the Company enters into a Variable Rate Transaction despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised under the terms of such Variable Rate Transaction.

(5)   The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

(6)   The provisions of this Section 5(b) shall apply each time a Dilutive Issuance occurs after the Original Issue Date for so long as the Note or any amounts accrued and payable thereunder remain outstanding, but any adjustment of the Conversion Price pursuant to this Section 5(b) shall be downward only.

(7)   The provisions of this Section 5(b) shall not apply to Exempt Issuances.

(c)  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock, Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Bridge Shares, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(d)   Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets or rights or warrants to acquire its assets, or subscribe for or purchase any security other than Common Stock, to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Bridge Shares (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act).

(e)   Fundamental Transaction. (1) If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 8-K or other report disclosing the Fundamental Transaction.

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(2)  Notwithstanding anything to the contrary, provided that the Warrant Shares are not registered under an effective registration statement, in the event of a Fundamental Transaction that is (x) an all cash transaction, (y) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (z) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the New York Stock Exchange, Inc., the NYSE American or any market operated by the OTC Markets, Inc.), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, concurrently with the consummation of the Fundamental Transaction, purchase this Note from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Note on the date of the consummation of such Fundamental Transaction

(3)  If Section 5(e)(1) and (2) are not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), an Exempt Issuance (as defined in the Purchase Agreement) shall not be deemed a Fundamental Transaction.

(f)  Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g) Notice to the Holder.

(i)  Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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(ii)   Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on its Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (C) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of its Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby its Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 5 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of its Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of its Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company or its successor shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. If the Company does not simultaneously file the required Form 8-K, the Holder shall be entitled penalties in accordance with Section 5.6 of the Purchase Agreement.

Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless all of the Holders of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)  other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)   amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, increases in authorized shares and stock splits shall not be deemed to materially and adversely affects any rights of the Holder;

(d)  purchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents;

(e)   repay, or offer to repay, any Indebtedness, other than Permitted Indebtedness, as such terms Indebtedness and Permitted Indebtedness are in effect as of the Original Issue Date;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g)   enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC assuming that the Company is subject to the Securities Act or the Exchange Act, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h)  issue any equity securities of the Company other than pursuant to the provisions of the Purchase Agreement or an Exempt Issuance; or

(i) enter into any agreement with respect to any of the foregoing.

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Section 7. Events of Default.

(a)   “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  any default in the payment of (A) principal and interest payment under this Note or any other Indebtedness, or (B) late fees, liquidated damages and other amounts owing to the Holder of this Note, as and when the same shall become due and payable (whether on a Conversion Date, or the Maturity Date, or by acceleration or otherwise), which default, solely in the case of a default under clause (B) above, is not cured within five Trading Days;

(ii)    the Company shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver Shares, which breach is addressed in clause (x) below) or any Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of 15 Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become aware of such failure;

(iii)  except for payment defaults covered under Section 7(a)(i), the Company shall breach, or a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under, (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by any other clause of this Section 7) which default or event of default if not cured, if possible to cure, within the earlier to occur of (i) 10 Trading Days after notice of such default sent by Holder or by any other holder to the Company and (ii) five Trading Days after the Company has become aware of such default;

(iv)   any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within the earlier to occur of 10 Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company;

(v) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi)  the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(vii)  if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days;

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(viii)  the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within 45 days after the date thereof;

(ix)  any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 30 days;

(x) any Material Adverse Effect occurs;

(xi)   any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xii)  the Company fails to use the proceeds in the manner as described in Section 5.7 of the Purchase Agreement;

(xiii)  the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(xiv)   from and after 90 days after the Original Issue Date, the Company fails to have authorized and reserved the amount of shares designated in Section 3.5 of the Purchase Agreement (including without limitation, the Beneficial Ownership Limitation);

(xv)  the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act within the time required (including any applicable extension period) by the rules and regulations thereunder; or

(xvi)  the Company fails to convert from a limited liability company to a corporation on or before June 30, 2022.

(b)   Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Mandatory Default Amount”). Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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(c)   Interest Rate Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall accrue interest at an interest rate equal to the Default Interest Rate.

Section 8. Miscellaneous.

(a)  No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company.

(b)    Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next day delivery, or at the Company’s registered address or such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)  Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(d)  Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof, reasonably satisfactory to the Company.

(e)   Exclusive Jurisdiction; Governing Law; Prevailing Party Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note and venue shall be governed by and construed and enforced in accordance with Section 6.9 of the Purchase Agreement. If any party shall commence an Action or Proceeding to enforce or otherwise relating to this Note, then, in addition to the other obligations of the Company elsewhere in this Note, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f)  Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)  Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(h)  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)  Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(j)  Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

60 Degrees Pharmaceuticals, LLC

By:
Name:	Geoffrey Dow
Title:	Chief Executive Officer

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